Exhibit 10.1

NUCLEA ENERGY CANADA INC.
SUBSCRIPTION AGREEMENT FOR SECURED DEBENTURES
(for use by Canadian, U.S. and Offshore Subscribers)

TO: NUCLEA ENERGY CANADA INC. (the “Corporation”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Corporation the number of US$1,000 principal amount secured debentures of the Corporation (each a “Debenture”) set out below at a price of US$1,000 per Debenture (the “Issue Price”) upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Debentures of Nuclea Energy Canada Inc.” attached hereto and forming a part hereof (together with the schedules hereto, the “Subscription Agreement”). Each Debenture shall not bear interest and mature on the earliest of: (i) the date that is three-months from the date of issuance; (ii) five (5) Business Days after termination of the Business Combination Agreement for any reason, (iii) the consummation of any Change of Control, Merger, Go-Public Transaction or other similar transaction involving the Corporation, Corporation’s Parent or any of their affiliates other than the deSPAC Transaction, and (iv) the date the principal amount of the Debentures comes due and payable following an event of default (the “Maturity Date”). The terms of the Debentures are described further in the Term Sheet attached hereto as Schedule A. The certificate representing the Debentures shall contain the full terms of the Debentures and if there is any conflict between the provisions of this Subscription Agreement and such certificate, the latter shall prevail. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties and covenants contained in this Subscription Agreement.

The Subscriber hereby acknowledges that the Offering (as defined herein) is being undertaken in connection with the acquisition of all of the assets of Moltex Energy Limited by the Corporation (the “Acquisition”) as set forth in the agreement for the sale and purchase of the assets of Moltex Energy Limited dated August 7, 2026 among the Corporation, Moltex Energy Limited (in administration) and Richard Oddy and Jonathan Amor in their capacity as joint administrators of Moltex Energy Limited (the “Purchase Agreement”). The Subscriber further acknowledges that on Closing the subscription proceeds from the Offering (the “Escrowed Funds”) will be placed in escrow with OceanFirst Bank N.A. (the “Escrow Agent”) pending the satisfaction or waiver of all conditions precedent to the completion of the Acquisition pursuant to the terms of an escrow agreement to be entered into between the Corporation and the Escrow Agent. The Escrowed Funds shall be released from escrow to the Corporation upon the satisfaction or waiver of all conditions precedent to the completion of the Acquisition (the “Escrow Release Condition”). If the Escrow Release Condition is not satisfied or waived or do not occur on or prior to the Termination Time (as defined herein) or if a Termination Event (as defined herein) occurs, whichever is earlier, then on or before the second Business Day following the Termination Date or the Termination Event, as applicable, the Escrowed Funds will be returned to the holders of Debentures in an amount per Debenture equal to the Aggregate Subscription Price, without deduction.

In consideration of the Subscriber’s participation in the Offering and the covenants and agreements of the Subscriber set forth herein and the mutual benefits of the Offering to the Corporation, the Corporation agrees to pay to the Subscriber a finance fee equal to US$45,000 (the “Finance Fee”). The Finance Fee shall be due and payable on the Closing Date and shall be paid by way of the Subscriber withholding the Finance Fee from the Aggregate Subscription Price deposited with the Escrow Agent.

In addition to this face page, the Subscriber must also complete all applicable schedules attached hereto.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

PMGC Holdings Inc.		Number of Debentures: 1845
(Full Legal Name of Subscriber)
Aggregate Subscription Price: US$ 1,845,000.00
Account Reference (if applicable): ____________________
(Number of Debentures x Issue Price)
By:	/s/ Graydon Bensler
(Signature) PMGC Holdings, Inc. CEO		__________________________________________________________ __________________________________________________________

(Official Capacity or Title – if the Subscriber is not an individual)

Graydon Bensler

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

120 Newport Center Drive, Newport Beach, CA 92660

(Subscriber’s Residential Address, including Province/Stare and Postal/Zip Code)

_____________________________________________________

(888) 445-4886 bensler.g@pmgcholdings.com

(Telephone Number & Email Address)

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as agent or trustee for accounts fully managed by it:

__________________________________________________________

(Name of Disclosed Principal)

__________________________________________________________

(Disclosed Principal’s Residential Address including Province/State and Postal/Zip Code)

__________________________________________________________

(Disclosed Principal’s Telephone Number)

Delivery Instructions as set forth below:

Register the Debentures as follows:

PMGC Holdings Inc.

(Name)

______________________________________________________

(Account Reference, if applicable)

120 Newport Center Drive, Newport Beach, CA 92660

(Address, including Postal/Zip Code)

☒ Same address as account registration, or

__________________________________________________________

(Name)

__________________________________________________________

(Account Reference, if applicable)

__________________________________________________________

(Address including Province/State and Postal/Zip Code)

__________________________________________________________

(Contact Name)

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of October 30, 2026.

NUCLEA ENERGY CANADA INC.

By:	/s/ Sagar Sanghera
Authorized Signing Officer

NUCLEA ENERGY CANADA INC.

subscription FOR DEBENTURES

Instructions

PLEASE MAKE SURE THAT YOUR SUBSCRIPTION INCLUDES:

1.	All Subscribers: a completed and signed copy of the face page of this Subscription Agreement.

2.	All Subscribers: payment by wire or other means acceptable to the Corporation in the amount of the Aggregate Subscription Price. Payment may be made by wire to the account provided by the Corporation and the Escrow Agent.

3.	Subscribers resident in Canada: a completed and signed copy of the Subscriber Certificate and the relevant appendix, if applicable, attached hereto as Schedule B;

4.	Subscribers resident in the United States: a completed and signed copy of the U.S. Accredited Investor Certificate, attached hereto as Schedule C;

5.	Subscribers resident in a jurisdiction other than Canada or the United States: a completed and signed copy of the International Investor Certificate, attached hereto as Schedule D;

6.	All Subscribers: a completed copy of the Joinder Agreement attached hereto as Schedule E.

A completed and executed copy of this subscription agreement, together with the other documents required to be delivered with this subscription agreement (including payment in accordance with the instructions set forth herein), must be delivered on or before the Closing Date to:

Nuclea Energy Canada Inc.

Email: sagar@nuclea.energy

TERMS AND CONDITIONS OF SUBSCRIPTION

FOR Debentures OF NUCLEA ENERGY CANADA INC.

The Subscriber understands and acknowledges that the Corporation intends to offer Debentures at the Issue Price per Debenture for aggregate gross proceeds of US$8,200,000 or such other amount as determined by the Corporation (the “Offering”).

1. Definitions. In this Subscription Agreement:

(a)	“1933 Act” has the meaning ascribed to such term in Section 7(k);

(b)	“Acquisition” has the meaning ascribed to such term on the face page of this Subscription Agreement;

(c)	“Aggregate Subscription Price” means the aggregate principal amount of the subscription under this Subscription Agreement as set out on the face page hereof;

(d)	“Applicable Laws” means all applicable laws, rules, regulations, policies, statutes, ordinances, codes, orders, consents, decrees, judgments, decisions, rulings, awards, or guidelines of any Governmental Entity and the terms and conditions of any Authorizations, including any judicial or administrative interpretation thereof;

(e)	“Authorization” means any regulatory approval, licence, permit, approval, consent, certificate, registration, filing or other authorization of or issued by any Governmental Entity, including any material licenses in required in respect of the of the operation of the Business;

(f)	“Business” means the business of the Corporation and its subsidiaries as currently carried on and all ancillary activities and operations in connection therewith;

(g)	“Business Combination Agreement” means the Business Combination Agreement to be dated on or about October 30, 2026 among the NorthStrive Acquisition Corp I., Nuclea Energy Inc. and a wholly-owned subsidiary of NorthStrive Acquisition Corp I., as amended, supplemented or otherwise modified from time to time;

(h)	“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Canada are not open for business;

(i)	“Canadian Offering Jurisdictions” means each of the provinces and territories of Canada;

(j)	“Canadian Securities Laws” means, as applicable, the securities laws and regulations in each of the Canadian Offering Jurisdictions, all written instruments, rules and orders having the force of law of the securities regulators or regulatory authorities in each of the Canadian Offering Jurisdictions;

(k)	“Closing” has the meaning ascribed to such term in Section 4;

(l)	“Closing Date” means on or about October 30, 2026 or such other date or dates as the Corporation may determine and inform in writing to the Subscribers, but in any event no later than November 30, 2026 (the “Moltex Acquisition Deadline”);

(m)	“Closing Time” means 11:00 a.m. (Eastern Standard Time) on the applicable Closing Date or such other time as the Corporation may determine and inform in writing to the Subscribers;

(n)	“Collateral Agency Agreement” means the collateral agency agreement to be entered into among the Collateral Agent and the holders of the Debentures, as acknowledged by the Corporation and the Subsidiaries, on the Closing Date or such other date as the Corporation closes the Acquisition, in form and substance satisfactory to the Subscriber, acting reasonably;

(o)	“Collateral Agent” means Cancor Debt Agency Inc., or such other trust company as determined by the Corporation, in its capacity as collateral agent for and on behalf of the holders of the Debentures;

(p)	“control person” means a person, company or combination of persons or companies described in the provisions of securities legislation listed in Appendix A to National Instrument 45-102 – Resale of Securities;

(q)	“Corporation’s Parent” means Nuclea Energy Inc.;

(r)	“Debentures” has the meaning given to such term on the face page hereof;

(s)	“deSPAC Transaction” means the transactions contemplated by the Business Combination Agreement;

(t)	“Corporation” means Nuclea Energy Canada Inc., a corporation existing under the Business Corporations Act (British Columbia) and includes any successor corporation;

(u)	“Disclosed Principal” has the meaning ascribed to such term on the face page of this Subscription Agreement;

(v)	“Escrow Agent” has the meaning ascribed to such term on the face page of this Subscription Agreement;

(w)	“Escrowed Funds” has the meaning ascribed to such term on the face page of this Subscription Agreement;

(x)	“General Security Agreement” means the general security agreement dated the Closing Date or such other date as the Corporation closes the Acquisition, granted by the Corporation in favour of the Collateral Agent for the benefit of the holders of the Debentures over all the present and after acquired personal property of the Corporation;

(y)	“Go-Public Transaction” means the deSPAC Transaction or a transaction resulting in the business or assets of the Borrower being listed (directly or indirectly) on a recognized securities exchange in Canada or the United States, including but not limited to an initial public offering, plan of arrangement, amalgamation, reverse take-over or other business combination pursuant to which the securities of the Borrower (or any resulting issuer or parent thereof) are listed on a stock exchange;

(z)	“Governmental Entity” means any (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (ii) subdivision, agent, commission, board, or authority of any of the foregoing, or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

(aa)	“Guarantees” means the guarantee dated the Closing Date or such other date as the Corporation closes the Acquisition and executed by the Subsidiaries, guaranteeing all indebtedness and liabilities of the Corporation under the Debentures;

(bb)	“International Jurisdiction” has the meaning ascribed to such term in Section 5(f);

(cc)	“Liens” means any encumbrance or title defect of whatsoever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatsoever which affects ownership or possession of, or title to, any interest in, or right to use or occupy such property or assets;

(dd)	“Material Adverse Effect” means any event, change, fact or state of being which could reasonably be expected to have a significant adverse effect on the business, affairs, operations, capital, assets, properties, permits, liabilities (absolute, accrued, contingent or otherwise) or condition (financial or otherwise) of the Corporation on a consolidated basis;

(ee)	“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;

(ff)	“Offering” has the meaning ascribed to it in the preamble to the “Terms and Conditions of Subscription for Debentures of Nuclea Energy Canada Inc.”;

(gg)	“PCMLTFA” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as may be amended from time to time;

(hh)	“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, fund, unincorporated organization or association, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind, and pronouns have a similar extended meaning;

(ii)	“Regulation S” means regulation S under the 1933 Act;

(jj)	“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

(kk)	“Security Documents” means, collectively, the Debentures, the General Security Agreement, the Share Pledge Agreements and the Guarantees;

(ll)	“Share Pledge Agreements” means the share pledge agreements dated on the Closing Date or such other date as the Corporation closes the Acquisition, by and among the Corporation and the Collateral Agent, pursuant to which the Corporation has pledged the shares of the Subsidiaries and interests thereon to the holders of the Debentures as security for the Corporation’s obligations under the Debentures;

(mm)	“Subordinate Voting Shares” means the subordinate voting shares in the capital of the Corporation;

(nn)	“Subscriber” means the purchaser of Debentures as set out on the face page of this Subscription Agreement and includes, as applicable, the Disclosed Principal unless the context otherwise requires;

(oo)	“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Section or clause; and the expression “Section” or “clause” followed by a number or letter means and refers to the specified Section or clause of this Subscription Agreement;

(pp)	“subsidiaries” has the meaning ascribed thereto in the Business Corporations Act (Ontario);

(qq)	“Subsidiaries” means the material subsidiaries of the Corporation, consisting of: Moltex Energy Canada Inc., a company existing under the laws of the Province of New Brunswick.

(rr)	“Termination Date” means the date that is sixty (60) days following the Closing Date, or such other date as may be agreed to in writing by the Escrow Agent and the Corporation;

(ss)	“Termination Event” means any of the following events: (i) the Escrow Release Condition not having been satisfied prior to the Termination Time; (ii) the Purchase Agreement in connection with the Acquisition being terminated at any earlier time, (iii) the termination of the Business Combination Agreement for any reason, (iv) the consummation of any Change of Control, Merger, Go-Public Transaction or other similar transaction involving the Corporation, Corporation’s Parent or any of their affiliates other than the deSPAC Transaction, or (iv) the Corporation advises the Escrow Agent that it does not intend to satisfy the Escrow Release Condition.

(a)	“Termination Time” means 5:00 pm (Toronto time) on the Termination Date, or such other time as may be agreed to in writing by the Escrow Agent and the Corporation;

(b)	“U.S. Person” has the meaning ascribed to it in item 902(K) of Regulation S.

(c)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(d)	“U.S. Securities Laws” means the U.S. Securities Act, all rules and regulations promulgated thereunder and the applicable securities (“blue sky”) laws of the states of the United States.

For greater certainty, the parties hereby acknowledge and agree that, if the Subscriber is acting as agent or trustee on behalf of a Disclosed Principal, the words “Subscriber”, “it” and “its”, whenever used in relation to representations, warranties, acknowledgements, covenants or indemnities mean the Subscriber and, unless the context otherwise requires, the Disclosed Principal.

2. Subscription.

(a)	The Subscriber hereby confirms its irrevocable subscription for the Debentures from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement (including the schedules attached hereto), for the Aggregate Subscription Price which is payable as described herein. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each Disclosed Principal) that upon acceptance by the Corporation of this Subscription Agreement, this Subscription Agreement will constitute a binding obligation of the Subscriber (including, if applicable, each Disclosed Principal) subject to the terms and conditions contained herein.

(b)	If the Escrow Release Condition is not satisfied or waived or do not occur on or prior to the Termination Time or if a Termination Event occurs, whichever is earlier, then on or before the second Business Day following the Termination Date or the Termination Event, as applicable, the Escrowed Funds will be returned to the holders of Debentures in an amount per Debenture equal to the Aggregate Subscription Price and the Debenture will be cancelled. The Corporation agrees that it shall be responsible and liable to the holders of the holders of Debentures for any shortfall between the total Aggregate Subscription Price paid by the holders of Debentures and the Escrowed Funds.

(c)	In consideration of the Subscriber’s participation in the Offering and the covenants and agreements of the Subscriber set forth herein and the mutual benefits of the Offering to the Corporation, the Corporation agrees to pay to the Subscriber the Finance Fee. The Finance Fee shall be due and payable on the Closing Date and shall be paid by way of the Subscriber withholding the Finance Fee from the Aggregate Subscription Price deposited with the Escrow Agent.

3. Partial Acceptance or Rejection of Subscription. The Corporation may, in its absolute discretion, accept or reject the Subscriber’s subscription for Debentures as set forth in this Subscription Agreement, in whole or in part, and the Corporation reserves the right to allot to the Subscriber less than the amount of Debentures subscribed for under this Subscription Agreement. The Subscriber acknowledges and agrees that the acceptance of this Subscription Agreement will be conditional upon, among other things, the sale of the Debentures to the Subscriber being exempt from any prospectus and offering memorandum requirements of applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction and, to the extent possible, the Subscriber agrees to furnish the Corporation with all information that is reasonably necessary to confirm same.

If this Subscription Agreement is rejected in whole, any payment delivered by the Subscriber to the Corporation on account of the Aggregate Subscription Price for the Debentures subscribed for will be promptly returned to the Subscriber without interest or deduction. If this Subscription Agreement is accepted only in part, payment representing the amount by which the payment delivered by the Subscriber to the Corporation exceeds the subscription price of the number of Debentures sold to the Subscriber pursuant to a partial acceptance of this Subscription Agreement will be promptly delivered to the Subscriber without interest or deduction.

4. Closing. Closing of the Offering will be completed (the “Closing”) at the offices of counsel to the Corporation at the Closing Time on the Closing Date or at such other time and place as the Corporation may determine and inform in writing to the Subscribers, but in any event no later than the Moltex Acquisition Deadline. If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with and the Corporation has received the completed Subscription Agreement from the Subscriber along with payment of the Aggregate Subscription Price for all of the Debentures sold, the Corporation shall issue physical certificates and/or ownership statements under a direct registration system representing the Debentures and such other documentation as may be required pursuant to the Subscription Agreement to the Subscriber. The Subscriber hereby irrevocably authorizes the Corporation to complete or correct any errors or omissions in any form or document provided by the Subscriber only after prior written notice to the Subscriber and consultation with the Subscriber, and to register and deliver physical certificates and/or ownership statements under a direct registration system representing Debentures purchased under this subscription in the name and to the address provided on the face page of this Subscription Agreement.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have not been complied with, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

5. Conditions of Closing. The obligations of the parties hereunder are subject to all required regulatory approvals being obtained. The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	the Corporation having accepted this Subscription Agreement;

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement and all applicable schedules to the Corporation;

(c)	the Subscriber having completed payment by wire or other means acceptable to the Corporation in the amount of the Aggregate Subscription Price less the Finance Fee;

(d)	if the Subscriber is resident in Canada, the Subscriber having properly completed, signed and delivered the Subscriber Certificate found at Schedule B and the relevant appendix, if applicable;

(e)	if the Subscriber is resident in the United States, the Subscriber having properly completed, signed and delivered the U.S. Accredited Investor Certificate found at Schedule C;

(f)	if the Subscriber is resident in a jurisdiction other than Canada or the United States (an “International Jurisdiction”), the Subscriber having properly completed, signed and delivered the International Investor Certificate found at Schedule D;

(g)	the Subscriber having properly completed and delivered Schedule E;

(h)	the sale of the Debentures to the Subscriber shall be exempt from any prospectus registration requirements of applicable Securities Laws;

(i)	the conditions of Closing contained in this Subscription Agreement having been satisfied or waived by the relevant party;

(j)	with respect to the obligations of the Subscriber, the representations and warranties of the Corporation contained in this Subscription Agreement and the other closing documents shall be true and correct in all material respects as of the Closing Time;

(k)	with respect to the obligations of the Subscriber, the Purchase Agreement for the Moltex Acquisition shall remain in full force and effect as of the Closing Time; and

(l)	with respect to the obligations of the Subscriber, the Business Combination Agreement shall have been duly executed and delivered by the parties thereto and remain in full force and effect as of the Closing Time.

6. Representations, Warranties and Covenants of the Corporation. The Corporation represents, warrants and covenants to the Subscriber (and acknowledges that the Subscriber is relying thereon) both at the date hereof and at the Closing Time that:

(a)	the Corporation (i) has been duly incorporated under the Business Corporations Act (British Columbia) and is up-to-date in all material corporate filings and in good standing under the Business Corporations Act (British Columbia); (ii) has all requisite corporate power and capacity to carry on the Business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to sell and issue the Debentures and to enter into and carry out its obligations under this Subscription Agreement;

(b)	no proceedings have been taken, instituted or, are pending for the dissolution, liquidation or winding up of the Corporation or any of the Subsidiaries;

(c)	no order ceasing or suspending trading in the Common Shares or other securities of the Corporation or prohibiting the sale or issuance of the Debentures has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Corporation, contemplated or threatened;

(d)	the Corporation and the Subsidiaries are not in breach or default of, and the execution and delivery of this Subscription Agreement or the Security Documents or the performance by the Corporation or the Subsidiaries, as applicable, of their obligations thereunder, the issue and sale of the Debentures and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms of or provisions of, or constitute a default under, whether after notice or lapse of time or both, (i) any statute, rule or regulation applicable to the Corporation or any of the Subsidiaries, including the Securities Laws; (ii) the constating documents or resolutions of the directors (including of committees thereof) or shareholders of the Corporation or the Subsidiaries which are in effect at the date hereof; or (iii) any judgment, decree or order binding the Corporation, the Subsidiaries or the properties or assets of the Corporation or the Subsidiaries, which default or breach, in the case of clause (iii), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)	the Corporation has complied in all material respects with all Applicable Laws required to be complied with prior to the Closing Time in connection with the Offering. All filings and fees required to be made and paid by the Corporation pursuant to Securities Laws and other Applicable Laws have been made and paid;

(f)	all necessary corporate action has been taken by the Corporation so as to validly create and issue the Debentures;

(g)	each of the execution and delivery of this Subscription Agreement and the Security Documents and the performance of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Corporation and the Subsidiaries, as applicable, and upon the execution and delivery thereof shall constitute valid and binding obligations of the Corporation and the Subsidiaries, as applicable, enforceable against such entities in accordance with their respective terms, provided that enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability may be limited by Applicable Laws;

(h)	all consents, approvals, permits, authorizations or filings as may be required under Canadian Securities Laws necessary for: (i) the execution and delivery of this Subscription Agreement; (ii) the issuance, creation, sale and delivery, as applicable, of the Debentures, and (iii) the consummation of the transactions contemplated hereby, have been made or obtained, as applicable, other than filings required to be submitted within the applicable time frame pursuant to Securities Laws;

(i)	the Debentures have been duly and validly created and authorized for issuance and sale and upon issuance, delivery and payment therefor, will be validly issued. The Debentures will not be issued in violation of any pre-emptive rights or contractual rights to purchase securities issued by the Corporation;

(j)	all outstanding securities of the Corporation and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and there are no outstanding options, warrants, conversion rights or other rights to acquire securities of the Corporation or any Subsidiary except as disclosed in writing to the Subscriber;

(k)	all financial statements and other financial information delivered by or on behalf of the Corporation to the Subscriber fairly present in all material respects the financial condition, results of operations and cash flows of the Corporation and the Subsidiaries as of the dates and for the periods covered thereby, the Corporation and the Subsidiaries have no liabilities or obligations other than those disclosed in writing to the Subscriber or incurred in the ordinary course since the date thereof, and since December 31, 2025 no Material Adverse Effect has occurred;

(l)	there is no action, suit, investigation, arbitration, proceeding or governmental inquiry pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, any Subsidiary or any of their respective properties or assets that, if adversely determined, would reasonably be expected to be material to the Corporation and the Subsidiaries, taken as a whole, and the Corporation and the Subsidiaries are in compliance in all material respects with all Applicable Laws, including environmental, health and safety and nuclear regulatory requirements;

(m)	the Corporation and the Subsidiaries own or possess valid rights to use all intellectual property necessary to conduct the Business as presently conducted, have filed all material tax returns required to be filed and paid all material taxes due other than taxes being contested in good faith by appropriate proceedings, and each material contract to which the Corporation or any Subsidiary is a party is in full force and effect and no material default exists thereunder;

(n)	the Corporation and the Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their respective material properties and assets, free and clear of Liens other than Liens disclosed in writing to the Subscriber, and upon execution and delivery of the Security Documents and completion of the applicable PPSA filings and other registrations, the security interests granted thereunder will constitute valid, perfected and first-priority security interests in the collateral purported to be covered thereby, subject only to permitted Liens disclosed in writing to the Subscriber;

(o)	the Corporation is solvent and able to pay its debts as they become due, neither the Corporation nor any Subsidiary has any indebtedness for borrowed money other than as disclosed in writing to the Subscriber, and there are no transactions between the Corporation or any Subsidiary, on the one hand, and any insider, affiliate or related party, on the other hand, other than as disclosed in writing to the Subscriber;

(p)	neither the Corporation, any Subsidiary nor, to the knowledge of the Corporation, any director, officer, employee or agent acting on behalf of the Corporation or any Subsidiary has violated any applicable anti-bribery, anti-corruption, anti-money laundering or economic sanctions laws, and neither the Corporation nor any Subsidiary is a person with whom dealings are restricted under applicable sanctions laws;

(q)	no representation or warranty of the Corporation contained in this Subscription Agreement or in any certificate, schedule, exhibit or other document delivered or made available to the Subscriber in connection with the Offering contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading, and the Corporation is not, and after giving effect to the Offering will not be, required to register as an investment company under the United States Investment Company Act of 1940, as amended;

(r)	the Corporation shall use the proceeds of the Offering solely for the Acquisition and for no other purpose without the prior written consent of the Subscriber;

(s)	the Corporation shall execute and deliver such further instruments and take such further actions as the Subscriber may reasonably request to evidence, perfect, protect or enforce the Subscriber’s rights under the Debentures and the Security Documents, and shall reasonably cooperate with the Subscriber and its affiliates in connection with any filings, disclosures or other materials required in connection with any applicable SEC filings;

(t)	the Corporation shall reimburse the Subscriber for its reasonable and documented legal fees and out-of-pocket expenses incurred in connection with the Offering, the Debentures and the Security Documents, up to US$15,000, at Closing; and

(u)	the representations, warranties and covenants of the Corporation contained in this Subscription Agreement and in any certificate or other document delivered pursuant hereto shall survive the Closing and remain in full force and effect until repayment in full of the Debentures.

7. Representations, Warranties, Covenants and Acknowledgements of the Subscriber. By executing this Subscription Agreement, the Subscriber (on its own behalf and, including if applicable, on behalf of each Disclosed Principal) represents, warrants, covenants and acknowledges to and with the Corporation and its legal counsel (and acknowledges that the Corporation and its legal counsel is relying thereon) both at the date hereof and at the Closing Time, that:

Authorization and Effectiveness

(a)	if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement is executed and is legally competent to execute, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder;

(b)	if the Subscriber is not an individual, the Subscriber has the requisite power, authority, legal capacity and competence to execute, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder, all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained and the individual signing this Subscription Agreement has been duly authorized;

(c)	if the Subscriber is a body corporate, the Subscriber is incorporated and validly subsisting under the laws of its jurisdiction of incorporation;

(d)	if the Subscriber is acting as principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber, and, when accepted by the Corporation, will constitute a legal, valid and binding obligation enforceable against the Subscriber in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors’ rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction);

(e)	if the Subscriber is acting as agent or trustee (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documents in connection with such subscription on behalf of such principal, each of whom is subscribing as principal for its own account and not for the benefit of any other person, and this Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of, and, when accepted by the Corporation, will constitute a legal, valid and binding obligation enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors’ rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction) against, such principal;

(f)	the execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Debentures and the completion of the transactions contemplated hereby will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber or a Disclosed Principal (if not an individual), the Securities Laws or any other laws applicable to the Subscriber (or Disclosed Principal), any agreement to which the Subscriber or a Disclosed Principal is a party or any applicable regulation, judgment, decree, order or ruling;

(g)	the Subscriber is not a person created or used solely to purchase or hold securities in order to comply with or rely upon an exemption from the prospectus requirements of applicable Securities Laws and except as disclosed in writing to the Corporation, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring securities of the Corporation;

Disclosure if Purchasing as Agent or Trustee

(h)	if the Subscriber is not subscribing as principal, the Subscriber acknowledges that the Corporation may be required by law to disclose to applicable securities regulatory authorities or stock exchanges information concerning the identities of each beneficial purchaser for whom the Subscriber is acting hereunder;

Residence

(i)	the Subscriber and, if applicable, each Disclosed Principal are resident, or if not an individual, has a head office, in the jurisdiction indicated on the face page of this Subscription Agreement as the “Subscriber’s Residential Address” and the “Disclosed Principal’s Residential Address”, respectively, and such address was not created and is not used solely for the purpose of acquiring Debentures. The purchase by and sale to the Subscriber of the Debentures, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase or sale (whether with or with respect to the Subscriber or any Disclosed Principal) has occurred only in such jurisdiction;

Canadian Subscribers

(j)	if the Subscriber is a resident of Canada, the Subscriber is eligible to purchase the Debentures pursuant to an exemption from the prospectus requirements of the Securities Laws, and the Subscriber has completed, executed and delivered to the Corporation a Subscriber Certificate in the form attached hereto as Schedule B indicating that the Subscriber (or if applicable, the Disclosed Principal) fits within one of the prospectus exemption categories under applicable Securities Laws as set forth in Schedule B, and confirms the truth and accuracy of all representations, warranties and covenants made in such certificate as of the date of this Subscription Agreement and as of the Closing Time;

United States Subscribers

(k)	if the Subscriber is a U.S. Person, resident in or otherwise subject to applicable securities laws of the United States, the Subscriber is an “Accredited Investor” as such term is defined in Rule 501(a) of Regulation D of the United States Securities Act of 1933, as amended, (the “1933 Act”), and has concurrently executed and delivered a U.S. Accredited Investor Certificate in the form attached as Schedule C to this Subscription Agreement;

International Subscribers

(l)	if the Subscriber is a resident of or otherwise subject to applicable securities laws of any International Jurisdiction the Subscriber or any beneficial purchaser for whom the Subscriber is acting, is purchasing pursuant to an exemption from the prospectus and registration requirements (particulars of which are enclosed herewith, or will be provided upon request of the Corporation or its counsel) available to the Subscriber under applicable securities legislation of the jurisdiction of the Subscriber’s residence and has concurrently executed and delivered an International Investor Certificate in the form attached as Schedule D to this Subscription Agreement;

(m)	the Subscriber will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in section (l) above to the satisfaction of the Corporation, acting reasonably;

No Prospectus or Undisclosed Information

(n)	the Subscriber understands that the sale of the Debentures is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus or registration statement or to deliver an offering memorandum, and no prospectus or registration statement has been filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Debentures. As a result of acquiring the Debentures pursuant to such exemptions:

(i)	the Subscriber may be restricted from using some of the protections, rights and remedies otherwise available under Securities Laws, including statutory rights of rescission or damages in the event of a misrepresentation;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to it under Securities Laws; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under Securities Laws;

(o)	the Subscriber has not received or been provided with, nor has the Subscriber requested, a prospectus, registration statement or offering memorandum, within the meaning of Securities Laws, or any sales or advertising literature in connection with the Offering. The Subscriber’s decision to subscribe for the Debentures was based on its own review of the Corporation and the express representations, warranties and covenants of the Corporation contained in this Subscription Agreement, the Debentures, the Security Documents and any certificate or other document delivered pursuant thereto, and not on any extra-contractual verbal or written representations made by or on behalf of the Corporation or its directors, officers, employees, agents and representatives. For greater certainty, nothing in this Section 7(o) limits or qualifies any representation, warranty or covenant of the Corporation or any remedy available to the Subscriber for breach thereof or for misrepresentation;

(p)	counsel to the Corporation, Mintz LLP, and its partners, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed;

(q)	except for the Subscriber’s knowledge regarding its subscription for Debentures hereunder, the Subscriber has no knowledge of a “material fact” or a “material change” (as those terms are defined in applicable Securities Laws, and which generally means a fact or change which would reasonably be expected to have a significant effect on the market price of the Debentures) in the affairs of the Corporation that has not been generally disclosed;

Investment Suitability

(r)	the Subscriber confirms that the Subscriber and, if applicable, each Disclosed Principal:

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Debentures;

(ii)	is capable of assessing the proposed investment in the Debentures as a result of the Subscriber’s own experience or as a result of advice received from a person registered under applicable Securities Laws;

(iii)	is aware of the characteristics of the Debentures and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its investment in the Debentures;

(s)	if you are not a resident of the Province of Ontario, you certify to the Corporation that you are not a resident of Ontario and acknowledge that the Corporation has advised you that it is relying on an exemption from the requirements to provide the purchaser with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (Ontario) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Ontario), including statutory rights of rescission or damages, will not be available to you;

(t)	THERE ARE RISKS ASSOCIATED WITH THE PURCHASE OF AND INVESTMENT IN THE DEBENTURES AND THE SUBSCRIBER IS KNOWLEDGEABLE AND HAS SUBSTANTIAL EXPERIENCE IN BUSINESS AND FINANCIAL MATTERS AND IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE DEBENTURES AND PROTECTING THE SUBSCRIBER’S OWN INTEREST, AND FULLY UNDERSTANDS THE RESTRICTIONS ON RESALE OF THE DEBENTURES AND IS CAPABLE OF BEARING THE ECONOMIC RISK OF THE INVESTMENT;

(u)	the Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Debentures nor is there any government or other insurance covering the Debentures;

(v)	the Subscriber is, or is deemed to be, purchasing the Debentures as principal for the Subscriber’s own account, not for the benefit of any other person (unless disclosed on the face page to this Subscription Agreement), for investment only and not with a view to the resale or distribution of all or any of the Debentures;

No Representations

(w)	the Subscriber confirms that none of the Corporation nor any of its directors, employees, officers, representatives, agents or affiliates have made any representations (written or oral) to the Subscriber:

(i)	regarding the future value of the Debentures;

(ii)	that any person will resell or repurchase the Debentures; or

(iii)	that any person will refund the purchase price of the Debentures other than as provided in this Subscription Agreement;

Limitations on Resale

(x)	the Subscriber and, if applicable, each Disclosed Principal, understands that it may not be able to resell the Debentures except in accordance with limited exemptions available under applicable Securities Laws, and that the Subscriber is solely responsible for (and the Corporation is not in any way responsible for) the Subscriber’s and, if applicable, each Disclosed Principal’s compliance with applicable resale restrictions. The Subscriber agrees that it will comply with and be bound by all applicable Securities Laws concerning the subscription, purchase, holding and resale of the Debentures and will not resell any of the Debentures except in accordance with the provisions of applicable Securities Laws;

Legends

(y)	the Subscriber acknowledges that the ability to transfer the Debentures is limited by, among other things, applicable Securities Laws. The Subscriber also acknowledges that any physical certificates and ownership statements under a direct registration system issued representing the Debentures (to the extent that such securities are issued prior to the expiry of the applicable hold period), as the case may be, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE CLOSING DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

Additionally, for Subscribers who have completed Schedule C attached hereto, the Debentures will be subject to additional restrictions on transferability and resale and the Subscriber agrees not to offer, sell or otherwise transfer any of the Debentures except as permitted by Schedule C hereto and the legends included therein.

No Registration in the United States

(z)	the Subscriber is aware that the Debentures have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States and that these securities may not be offered or sold, directly or indirectly, in the United States without registration under the 1933 Act and applicable state securities laws or in compliance with an exemption from the registration requirements of the 1933 Act and the Applicable Laws of all applicable states of the United States and the Subscriber acknowledges that the Corporation has no present intention of filing a registration statement under the 1933 Act or applicable state securities laws with respect to the re-sale of the Debentures;

(aa)	the Subscriber undertakes and agrees that it will not offer or sell the Debentures in the United States unless such securities are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that the Subscriber will not resell the Debentures, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

Not Proceeds of Crime

(bb)	the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the PCMLTFA and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the Subscriber’s knowledge: (i) none of the subscription funds representing the Aggregate Subscription Price to be provided by the Subscriber: (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (ii) the Subscriber shall promptly notify the Corporation if the Subscriber (including any Disclosed Principal) discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith;

(cc)	none of the funds the Subscriber is using to purchase the Debentures are, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities

Personal Information

(dd)	the Subscriber, if an individual, acknowledges that this Subscription Agreement and the schedules hereto require the Subscriber to provide certain personal information to the Corporation and its counsel. Such information is being collected by the Corporation and its counsel for the purposes of completing the Offering described herein, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Debentures under applicable Securities Laws, preparing and registering physical certificates or ownership statements under a direct registration system representing the Debentures to be issued to the Subscriber and completing filings required by any stock exchange, securities commission or securities regulatory authority or taxation authorities. The Subscriber agrees that the Subscriber’s personal information may be disclosed by the Corporation or its counsel to: (a) stock exchanges, securities commissions or securities regulatory authorities; (b) the Corporation’s registrar and transfer agent; (c) taxation authorities; and (d) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be authorizing and consenting to the foregoing collection (including the indirect collection of personal information), use and disclosure of the Subscriber’s personal information as set forth above. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described in this Subscription Agreement as may be required to be filed with any stock exchange, securities commission or securities regulatory authority in connection with the transactions contemplated hereby;

(ee)	that Subscriber information disclosed to a securities regulatory authority (or authorities) or regulator in Canada is collected by such body or bodies under the authority granted in securities legislation, and that such Subscriber information is being collected for the purposes of the administration and enforcement of the securities legislation of the applicable jurisdiction;

(ff)	the Subscriber authorizes the indirect collection of the Subscriber information by the applicable securities regulatory authority (or authorities) or regulator; and the Subscriber acknowledges that it may contact the official at the applicable authority or regulator as set out below, who can answer questions about the indirect collection of Subscriber information by such authority or regulator:

(i)	British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6854, Toll free in Canada: 1-800-373-6393, Facsimile: (604) 899-6581, Email: inquiries@bcsc.bc.ca;

(ii)	Alberta Securities Commission, Suite 600, 250 – 5th Street, SW Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, Toll free in Canada: 1-877-355-0585, Facsimile: (403) 297-2082;

(iii)	Financial and Consumer Affairs Authority of Saskatchewan, Suite 601 - 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5879, Facsimile: (306) 787-5899;

(iv)	The Manitoba Securities Commission, 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2548, Toll free in Manitoba 1-800-655-5244, Facsimile: (204) 945-0330;

(v)	Ontario Securities Commission, 20 Queen Street West, 22nd Floor Toronto, Ontario M5H 3S8, Telephone: (416) 593- 8314, Toll free in Canada: 1-877-785-1555, Facsimile: (416) 593-8122, Email: exemptmarketfilings@osc.gov.on.ca, Public official contact regarding indirect collection of information: Inquiries Officer;

(vi)	Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Facsimile: (514) 873-6155 (For filing purposes only), Facsimile: (514) 864-6381 (For privacy requests only), Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers);

(vii)	Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street, Suite 300 Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, Toll free in Canada: 1-866-933-2222, Facsimile: (506) 658-3059, Email: info@fcnb.ca;

(viii)	Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458 Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768, Facsimile: (902) 424-4625;

(ix)	Prince Edward Island Securities Office, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000 Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569, Facsimile: (902) 368-5283;

(x)	Government of Newfoundland and Labrador, Financial Services Regulation Division, P.O. Box 8700, Confederation Building 2nd Floor, West Block, Prince Philip Drive, St. John’s, Newfoundland and Labrador A1B 4J6, Attention: Director of Securities, Telephone: (709) 729-4189, Facsimile: (709) 729-6187;

(xi)	Government of Yukon, Department of Community Services Law Centre, 3rd Floor, 2130 Second Avenue, Whitehorse, Yukon Y1A 5H6, Telephone: (867) 667-5314, Facsimile: (867) 393-6251;

(xii)	Government of the Northwest Territories, Office of the Superintendent of Securities, P.O. Box 1320 Yellowknife, Northwest Territories X1A 2L9 Attention: Deputy Superintendent, Legal & Enforcement, Telephone: (867) 920-8984, Facsimile: (867) 873-0243; and

(xiii)	Government of Nunavut, Department of Justice, Legal Registries Division, P.O. Box 1000, Station 570, 1st Floor, Brown Building, Iqaluit, Nunavut X0A 0H0, Telephone: (867) 975-6590, Facsimile: (867) 975-6594.

No Financial Assistance

(gg)	the Subscriber has not received and does not expect to receive any financial assistance from the Corporation, directly or indirectly, in respect of the Subscriber’s purchase of the Debentures;

Offering Size and Future Financings

(hh)	the Subscriber is aware that there is a minimum gross proceeds amount of US$8,200,000 under the Offering and that the Corporation may not close on any amount under such minimum gross proceeds. The Subscriber further acknowledges that the failure of the Corporation to raise US$8,200,000 pursuant to the Offering, or unexpected delays in closing the Offering, could materially adversely affect the Corporation’s performance and prospects, including in particular its capacity to complete its business objectives. The Corporation may increase the size of the Offering and/or offer or sell additional securities concurrently with the Offering, without the prior written consent of the Subscriber;

(ii)	the Subscriber acknowledges that the Corporation may complete additional financings in the future to develop the proposed business of the Corporation and to fund its ongoing development. There is no assurance that such financings will be completed or available and if available, that they will be on reasonable terms. Any such future financings may have a dilutive effect on shareholders of the Corporation at such time, including the Subscriber, and that if such future financings are not available, the Corporation may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business venture;

No Advertising

(jj)	the Subscriber has not become aware of, and the purchase of the Debentures is not as a result of, any advertisement in printed media of general and regular paid circulation (or other printed public media), or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display or the Internet including but not limited to the Corporation’s website) or sales literature with respect to the distribution of the Debentures or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

No Other Fees

(kk)	there is no person acting or purporting to act in connection with the Subscriber’s purchase of Debentures who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Debentures offered hereby, the Subscriber (or any beneficial purchaser for whom the Subscriber is acting) covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

Other Documents

(ll)	if required by Securities Laws or by any securities commission, stock exchange or other regulatory authority, the Subscriber and, if applicable, each Disclosed Principal will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the subscription for and issuance of the Debentures;

Subscriber’s Responsibility for Legal and Financial Advice

(mm)	the Subscriber confirms that it and, if applicable, each Disclosed Principal, is responsible for obtaining its own legal, tax, investment and other professional advice with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder including the suitability of the Debentures as an investment for the Subscriber and, if applicable, each Disclosed Principal, the tax consequences of purchasing and dealing with the Debentures, and the resale restrictions and “hold periods” to which the Debentures are or may be subject under Securities Laws. The Subscriber has not relied upon any statements made by or purporting to have been made on behalf of the Corporation or its legal counsel with respect to such matters;

(nn)	the Subscriber acknowledges that the Corporation’s counsel is acting solely as counsel to the Corporation, and not as counsel to the Subscriber or, if applicable, to any Disclosed Principal;

Not a Control Person

(oo)	neither the Subscriber nor, if applicable, any Disclosed Principal will become a control person of the Corporation by virtue of its subscription for Debentures hereunder and neither the Subscriber nor, if applicable, any Disclosed Principal intends to act in concert with any other person or persons to form a control group of the Corporation; and

Subordination

(pp)	the Subscriber acknowledges that the Collateral Agent for the Debentures may enter into a subordination agreement in respect of the security interest granted pursuant to the Security Documents in accordance with the terms of the Collateral Agency Agreement.

8. Reliance on Representations, Warranties, Covenants and Acknowledgements. The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement, including the schedules hereto, are made with the intention that they may be relied upon by the Corporation and its counsel in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Debentures under applicable Securities Laws. The Subscriber further agrees that by accepting the Debentures, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect for the benefit of the Corporation as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Debentures and shall continue in full force and effect for the benefit of the Corporation notwithstanding any subsequent disposition by the Subscriber of any of the Debentures.

9. Indemnity.

(a)	The Subscriber acknowledges that the Corporation and its counsel are relying upon the representations, warranties, acknowledgements and covenants of the Subscriber set forth herein (including the schedules attached hereto) solely in determining the eligibility (from a securities law perspective) of the Subscriber (or, if applicable, the eligibility of another on whose behalf the Subscriber is contracting hereunder to subscribe for Debentures) to purchase Debentures under the Offering, and the Subscriber hereby agrees to indemnify and hold harmless the Corporation and its respective directors, officers, employees, advisers, affiliates, shareholders, representatives and agents (including their respective legal counsel) only from and against losses, claims, costs, expenses, damages or liabilities arising directly from any untrue statement in, or breach of, the Subscriber’s representations in Section 7, Schedule B, Schedule C or Schedule D, as applicable, in each case relating to the Subscriber’s securities law eligibility to purchase the Debentures; provided that the Subscriber’s aggregate liability under this Section 9(a) shall not exceed the Aggregate Subscription Price. The Subscriber undertakes to immediately notify the Corporation of any change in any such statement or other information relating to the Subscriber that occurs prior to the Closing Time. The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

(b)	The Corporation acknowledges that the Subscriber and its counsel are relying upon the representations, warranties, acknowledgements and covenants of the Corporation set forth herein (including the schedules attached hereto) in determining to purchase Debentures under the Offering, and the Corporation hereby agrees to indemnify and hold harmless the Subscriber and its respective directors, officers, employees, advisers, affiliates, shareholders, representatives and agents (including their respective legal counsel) from and against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties, acknowledgements and covenants of the Corporation contained herein or in any document furnished by the Corporation to the Subscriber in connection herewith being untrue in any material respect or any breach or failure by the Corporation to comply with any covenant or agreement made by the Corporation herein or in any document furnished by the Corporation to the Subscriber in connection herewith. The Corporation undertakes to immediately notify the Subscriber of any change in any statement or other information relating to the Corporation set forth herein or in any materials provided by the Corporation to the Subscriber that occurs prior to the Closing Time.

10. Commissions, expenses, etc. The Corporation may pay certain finder’s fees or commissions in connection with Offering.

11. No Withdrawal. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, except that the Subscriber may terminate this Subscription Agreement at any time prior to Closing if any Termination Event has occurred.

12. Notices. Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally or by courier or transmitted by facsimile or other form of electronic communication during the transmission of which no indication of failure of receipt is communicated to the sender and for which evidence of delivery is obtained, as follows:

(a)	in the case of the Corporation, to:

Nuclea Energy Canada Inc.

Unit 5, 2425 Skymark Ave.

Mississauga, ON L4W 4Y6

Attention: Sagar Sanghera, Director
Email: sagar@nuclea.energy

with a copy to:

Mintz LLP
Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2800

Toronto ON M5J 2J1

Attention: Alex Katznelson
Email: akatznelson@mintz.com

(b)	in the case of the Subscriber, at the address or email address specified on the face page hereof, , with a copy (which shall not constitute notice) to Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 26th Floor, New York, NY 10036, Attention: Ross Carmel and Thiago Spercel, rcarmel@srfc.law and tspercel@srfc.law, or to such other address, facsimile number, email address or person that the party designates by notice given in accordance with the foregoing provisions. Any such notice: (i) if delivered personally or by courier, shall be deemed to have been given and received on the date of such delivery provided that if such day is not a Business Day then it shall be deemed to have been given and received on the first Business Day following such day; and (ii) if transmitted by any established form of electronic communication, shall be deemed to have been given on the date of transmission if sent before 5:00 p.m. on a Business Day or, if not before 5:00 p.m., on the first Business Day following the date of transmission provided that the sender has evidence of a successful transmission such as a fax confirmation or electronic delivery receipt.

13. Interpretation. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof. Words importing the singular number only shall include the plural and vice versa. In this Subscription Agreement, unless otherwise indicated, all references to money amounts are to United States dollars.

14. No Partnership. Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscriber and the Corporation.

15. Governing Law. The contract arising out of acceptance of this Subscription Agreement by the Corporation shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of any proceeding arising out of or relating to this Subscription Agreement.

16. Time of Essence. Time shall be of the essence of this Subscription Agreement.

17. Entire Agreement. This Subscription Agreement, together with the Debentures and the Security Documents represents the entire agreement of the parties hereto relating to the subject matter hereof, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein or therein.

18. Electronic Copies. The Corporation shall be entitled to rely on delivery of a facsimile or portable document format (“pdf”) copy of executed Subscription Agreements, and acceptance by the Corporation of such pdf subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. The Subscriber acknowledges and agrees that if less than a complete copy of this Subscription Agreement is delivered to the Corporation at Closing, the Subscriber will be deemed to have agreed to all of the terms and conditions of the pages not delivered at Closing unaltered. Notwithstanding the foregoing, upon the request of the Corporation, the Subscriber shall deliver originally executed copies of the documents listed in section 5 hereof to the Corporation within two Business Days of such request.

19. Counterpart. This Subscription Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile or pdf transmission thereof.

20. Severability. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

21. Enurement. This Subscription Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors (including any successor by reason of the amalgamation or merger of any party) and permitted assigns.

22. Assignment. The Corporation may not assign all or part of its interest in or to this Subscription Agreement without the prior written consent of the Subscriber. The Subscriber may assign all or part of its interest in or to this Subscription Agreement to one or more of its affiliates without the consent of the Corporation, upon written notice to the Corporation.

23. Amendment. Except as otherwise provided herein, this Subscription Agreement may only be amended by a written agreement among the Corporation and the Subscriber.

24. Further Assurances. Each party hereto from time to time at the request of the other party hereto, whether before or after Closing Time, shall do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Subscription Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

25. Language. The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Debentures be drawn up in the English language only. Le souscripteur reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se rapportant de quelque manière à la vente des actions ordinaires soient rédigés en anglais seulement.

[Schedules Omitted]